                                                             Exhibit 99.(k)(iii)

                            FUND ACCOUNTING AGREEMENT

     AGREEMENT made as of this ______ day of ___________, 2003 by and between _________________________________________, a Delaware statutory trust having its principal place of business at _________________________________________________
(hereinafter called the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank").

                              W I T N E S S E T H:

     In consideration of the mutual agreements herein contained, the Fund and the Bank hereby agree as follows:

               nn.     THE FUND HEREBY APPOINTS THE BANK TO PERFORM THE DUTIES
                                       HEREINAFTER SET FORTH.

               oo.    THE BANK HEREBY ACCEPTS APPOINTMENT AND AGREES TO PERFORM
                                  THE DUTIES HEREINAFTER SET FORTH.

               pp.   SUBJECT TO THE PROVISIONS OF PARAGRAPHS 4 AND 5 BELOW, THE
                      BANK SHALL COMPUTE THE NET ASSET VALUE PER SHARE OF EACH
                    SERIES OF SHARES LISTED ON SCHEDULE I HERETO (THE "SERIES") OF THE FUND AND SHALL VALUE THE SECURITIES HELD BY THE FUND (THE "SECURITIES") AT SUCH TIMES AND DATES AND IN THE MANNER SPECIFIED IN THE THEN CURRENTLY EFFECTIVE PROSPECTUS OF THE
                                                FUND.

               qq.    TO THE EXTENT VALUATION OF SECURITIES OR COMPUTATION OF A
                       SERIES' NET ASSET VALUE AS SPECIFIED IN THE FUND'S THEN
                     CURRENTLY EFFECTIVE PROSPECTUS IS AT ANY TIME INCONSISTENT
                       WITH ANY APPLICABLE LAWS OR REGULATIONS, THE FUND SHALL
                      IMMEDIATELY SO NOTIFY THE BANK IN WRITING AND THEREAFTER
                    SHALL EITHER FURNISH THE BANK AT ALL APPROPRIATE TIMES WITH
                      THE VALUES OF SUCH SECURITIES AND EACH SERIES' NET ASSET
                        VALUE, OR SUBJECT TO THE PRIOR APPROVAL OF THE BANK,
                    INSTRUCT THE BANK IN WRITING TO VALUE SECURITIES AND COMPUTE
                    EACH SERIES' NET ASSET VALUE IN A MANNER WHICH THE FUND THEN
                     REPRESENTS IN WRITING TO BE CONSISTENT WITH ALL APPLICABLE LAWS AND REGULATIONS. THE FUND MAY ALSO FROM TIME TO TIME,

                                        1
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                    SUBJECT TO THE PRIOR APPROVAL OF THE BANK, INSTRUCT THE BANK
                       IN WRITING TO COMPUTE THE VALUE OF THE SECURITIES OR A
                    SERIES' NET ASSET VALUE IN A MANNER OTHER THAN AS SPECIFIED
                          IN PARAGRAPH 3 OF THIS AGREEMENT. BY GIVING SUCH
                      INSTRUCTION, THE FUND SHALL BE DEEMED TO HAVE REPRESENTED
                    THAT SUCH INSTRUCTION IS CONSISTENT WITH ALL APPLICABLE LAWS
                    AND REGULATIONS AND THE THEN CURRENTLY EFFECTIVE PROSPECTUS
                      OF THE FUND. THE FUND SHALL HAVE SOLE RESPONSIBILITY FOR DETERMINING THE METHOD OF VALUATION OF SECURITIES AND THE
                          METHOD OF COMPUTING EACH SERIES' NET ASSET VALUE.

               rr.        THE FUND SHALL FURNISH THE BANK WITH ANY AND ALL
                    INSTRUCTIONS, EXPLANATIONS, INFORMATION, SPECIFICATIONS AND
                          DOCUMENTATION DEEMED NECESSARY BY THE BANK IN THE
                       PERFORMANCE OF ITS DUTIES HEREUNDER, INCLUDING, WITHOUT
                     LIMITATION, THE AMOUNTS OR WRITTEN FORMULA FOR CALCULATING
                      THE AMOUNTS AND TIMES OF ACCRUAL OF FUND LIABILITIES AND
                    EXPENSES. THE BANK SHALL NOT BE REQUIRED TO INCLUDE AS FUND
                      LIABILITIES AND EXPENSES, NOR AS A REDUCTION OF NET ASSET
                    VALUE, ANY ACCRUAL FOR ANY FEDERAL, STATE, OR FOREIGN INCOME
                     TAXES UNLESS THE FUND SHALL HAVE SPECIFIED TO THE BANK THE
                    PRECISE AMOUNT OF THE SAME TO BE INCLUDED IN LIABILITIES AND
                     EXPENSES OR USED TO REDUCE NET ASSET VALUE. THE FUND SHALL
                     ALSO FURNISH THE BANK WITH BID, OFFER, OR MARKET VALUES OF SECURITIES IF THE BANK NOTIFIES THE FUND THAT SAME ARE NOT
                      AVAILABLE TO THE BANK FROM A SECURITY PRICING OR SIMILAR
                      SERVICE UTILIZED, OR SUBSCRIBED TO, BY THE BANK WHICH THE
                        BANK IN ITS JUDGMENT DEEMS RELIABLE AT THE TIME SUCH
                     INFORMATION IS REQUIRED FOR CALCULATIONS HEREUNDER. AT ANY
                      TIME AND FROM TIME TO TIME, THE FUND ALSO MAY FURNISH THE
                      BANK WITH BID, OFFER, OR MARKET VALUES OF SECURITIES AND
                          INSTRUCT THE BANK TO USE SUCH INFORMATION IN ITS
                        CALCULATIONS HEREUNDER. THE BANK SHALL AT NO TIME BE
                          REQUIRED OR OBLIGATED TO COMMENCE OR MAINTAIN ANY
                    UTILIZATION OF, OR SUBSCRIPTIONS TO, ANY SECURITIES PRICING
                                         OR SIMILAR SERVICE.

               ss.  THE BANK SHALL ADVISE THE FUND, THE FUND'S CUSTODIAN AND THE
                    FUND'S TRANSFER AGENT OF THE NET ASSET VALUE OF EACH SERIES
                     UPON COMPLETION OF THE COMPUTATIONS REQUIRED TO BE MADE BY
                                THE BANK PURSUANT TO THIS AGREEMENT.

                                        2
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               tt.    THE BANK SHALL, AS AGENT FOR THE FUND, MAINTAIN AND KEEP
                      CURRENT THE BOOKS, ACCOUNTS AND OTHER DOCUMENTS, IF ANY,
                    LISTED IN APPENDIX A HERETO AND MADE A PART HEREOF, AS SUCH
                      APPENDIX A MAY BE AMENDED FROM TIME TO TIME, AND PRESERVE
                     ANY SUCH BOOKS, ACCOUNTS AND OTHER DOCUMENTS IN ACCORDANCE
                    WITH THE APPLICABLE PROVISIONS OF RULE 31A-2 OF THE GENERAL
                      RULES AND REGULATIONS UNDER THE INVESTMENT COMPANY ACT OF
                      1940, AS AMENDED (THE "RULES"). SUCH BOOKS, ACCOUNTS AND
                       OTHER DOCUMENTS SHALL BE MADE AVAILABLE UPON REASONABLE
                     REQUEST FOR INSPECTION BY OFFICERS, EMPLOYEES AND AUDITORS
                        OF THE FUND DURING THE BANK'S NORMAL BUSINESS HOURS.

               uu.  ALL RECORDS MAINTAINED AND PRESERVED BY THE BANK PURSUANT TO
                      THIS AGREEMENT WHICH THE FUND IS REQUIRED TO MAINTAIN AND
                    PRESERVE IN ACCORDANCE WITH THE ABOVE-MENTIONED RULES SHALL
                         BE AND REMAIN THE PROPERTY OF THE FUND AND SHALL BE
                    SURRENDERED TO THE FUND PROMPTLY UPON REQUEST IN THE FORM IN
                    WHICH SUCH RECORDS HAVE BEEN MAINTAINED AND PRESERVED. UPON
                      REASONABLE REQUEST OF THE FUND, THE BANK SHALL PROVIDE IN
                    HARD COPY OR ON MICRO-FILM, WHICHEVER THE BANK SHALL ELECT,
                         ANY RECORDS INCLUDED IN ANY SUCH DELIVERY WHICH ARE
                    MAINTAINED BY THE BANK ON A COMPUTER DISC, OR ARE SIMILARLY
                      MAINTAINED, AND THE FUND SHALL REIMBURSE THE BANK FOR ITS
                         EXPENSES OF PROVIDING SUCH HARD COPY OR MICRO-FILM.

               vv.    THE BANK, IN PERFORMING THE SERVICES REQUIRED OF IT UNDER
                    THE TERMS OF THIS AGREEMENT, SHALL BE ENTITLED TO RELY FULLY
                      ON THE ACCURACY AND VALIDITY OF ANY AND ALL INSTRUCTIONS,
                    EXPLANATIONS, INFORMATION, SPECIFICATIONS AND DOCUMENTATION
                      FURNISHED TO IT IN WRITING BY THE FUND AND SHALL HAVE NO
                       DUTY OR OBLIGATION TO REVIEW THE ACCURACY, VALIDITY OR
                     PROPRIETY OF SUCH INSTRUCTIONS, EXPLANATIONS, INFORMATION,
                         SPECIFICATIONS OR DOCUMENTATION, INCLUDING, WITHOUT
                        LIMITATION, EVALUATIONS OF SECURITIES; THE AMOUNTS OR
                    FORMULA FOR CALCULATING THE AMOUNTS AND TIMES OF ACCRUAL OF
                    SERIES' LIABILITIES AND EXPENSES; THE AMOUNTS RECEIVABLE AND
                     THE AMOUNTS PAYABLE ON THE SALE OR PURCHASE OF SECURITIES;
                      AND AMOUNTS RECEIVABLE OR AMOUNTS PAYABLE FOR THE SALE OR
                      REDEMPTION OF FUND SHARES EFFECTED BY OR ON BEHALF OF THE
                     FUND. IN THE EVENT THE BANK'S COMPUTATIONS

                                        3
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                       HEREUNDER RELY, IN WHOLE OR IN PART, UPON INFORMATION,
                     INCLUDING, WITHOUT LIMITATION, BID, OFFER OR MARKET VALUES
                      OF SECURITIES OR OTHER ASSETS, OR ACCRUALS OF INTEREST OR
                         EARNINGS THEREON, FROM A PRICING OR SIMILAR SERVICE
                      UTILIZED, OR SUBSCRIBED TO, BY THE BANK WHICH THE BANK IN
                         ITS JUDGMENT DEEMS RELIABLE, THE BANK SHALL NOT BE
                     RESPONSIBLE FOR, UNDER ANY DUTY TO INQUIRE INTO, OR DEEMED
                       TO MAKE ANY ASSURANCES WITH RESPECT TO, THE ACCURACY OR
                                  COMPLETENESS OF SUCH INFORMATION.

               ww.  THE BANK SHALL NOT BE REQUIRED TO INQUIRE INTO ANY VALUATION
                    OF SECURITIES OR OTHER ASSETS BY THE FUND OR ANY THIRD PARTY
                     DESCRIBED IN PRECEDING PARAGRAPH 9 HEREOF, EVEN THOUGH THE
                    BANK IN PERFORMING SERVICES SIMILAR TO THE SERVICES PROVIDED
                    PURSUANT TO THIS AGREEMENT FOR OTHERS MAY RECEIVE DIFFERENT
                     VALUATIONS OF THE SAME OR DIFFERENT SECURITIES OF THE SAME
                                              ISSUERS.

               xx.    THE BANK, IN PERFORMING THE SERVICES REQUIRED OF IT UNDER
                      THE TERMS OF THIS AGREEMENT, SHALL NOT BE RESPONSIBLE FOR
                    DETERMINING WHETHER ANY INTEREST ACCRUABLE TO THE FUND IS OR
                     WILL BE ACTUALLY PAID, BUT WILL ACCRUE SUCH INTEREST UNTIL
                                  OTHERWISE INSTRUCTED BY THE FUND.

               yy.  THE BANK SHALL NOT BE RESPONSIBLE FOR DELAYS OR ERRORS WHICH
                     OCCUR BY REASON OF CIRCUMSTANCES BEYOND ITS CONTROL IN THE
                     PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT, INCLUDING,
                    WITHOUT LIMITATION, LABOR DIFFICULTIES WITHIN OR WITHOUT THE
                     BANK, MECHANICAL BREAKDOWNS, FLOOD OR CATASTROPHE, ACTS OF
                       GOD, FAILURES OF TRANSPORTATION, COMMUNICATION OR POWER
                     SUPPLY, OR OTHER SIMILAR CIRCUMSTANCES. NOR SHALL THE BANK
                         BE RESPONSIBLE FOR DELAYS OR FAILURES TO SUPPLY THE
                      INFORMATION OR SERVICES SPECIFIED IN THIS AGREEMENT WHERE
                      SUCH DELAYS OR FAILURES ARE CAUSED BY THE FAILURE OF ANY
                      PERSON(S) OTHER THAN THE BANK TO SUPPLY ANY INSTRUCTIONS,
                     EXPLANATIONS, INFORMATION, SPECIFICATIONS OR DOCUMENTATION
                       DEEMED NECESSARY BY THE BANK IN THE PERFORMANCE OF ITS
                                    DUTIES UNDER THIS AGREEMENT.

               zz. NO PROVISION OF THIS AGREEMENT SHALL PREVENT THE BANK FROM OFFERING SERVICES SIMILAR OR IDENTICAL TO THOSE COVERED BY
                      THIS AGREEMENT TO ANY OTHER CORPORATIONS, ASSOCIATIONS OR ENTITIES OF ANY KIND. ANY AND ALL

                                        4
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                    OPERATIONAL PROCEDURES, TECHNIQUES AND DEVICES DEVELOPED BY
                      THE BANK IN CONNECTION WITH THE PERFORMANCE OF ITS DUTIES
                        AND OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING THOSE
                    DEVELOPED IN CONJUNCTION WITH THE FUND, SHALL BE AND REMAIN
                       THE PROPERTY OF THE BANK, AND THE BANK SHALL BE FREE TO
                    EMPLOY SUCH PROCEDURES, TECHNIQUES AND DEVICES IN CONNECTION
                      WITH THE PERFORMANCE OF ANY OTHER CONTRACT WITH ANY OTHER
                    PERSON WHETHER OR NOT SUCH CONTRACT IS SIMILAR OR IDENTICAL
                                         TO THIS AGREEMENT.

               aaa. THE BANK MAY, WITH RESPECT TO QUESTIONS OF LAW, APPLY TO AND
                    OBTAIN THE ADVICE AND OPINION OF COUNSEL TO THE FUND OR ITS
                     OWN COUNSEL AND SHALL BE ENTITLED TO RELY ON THE ADVICE OR
                    OPINION OF SUCH COUNSEL, PROVIDED THAT THE BANK SHALL WHERE
                     CIRCUMSTANCES REASONABLY PERMIT NOTIFY THE FUND IN WRITING
                      PRIOR TO OBTAINING SUCH ADVICE OR OPINION OF COUNSEL. THE
                      COSTS OF ANY SUCH ADVICE OR OPINION SHALL BE BORNE BY THE
                                                FUND.

               bbb. IN NO EVENT SHALL THE BANK BE REQUIRED TO ACCEPT OR ACT UPON
                       ANY ORAL INSTRUCTIONS; REGARDLESS OF THE CIRCUMSTANCES.

               ccc.     NOTWITHSTANDING ANY OTHER PROVISION CONTAINED IN THIS
                      AGREEMENT, THE BANK SHALL HAVE NO DUTY OR OBLIGATION WITH
                       RESPECT TO, INCLUDING, WITHOUT LIMITATION, ANY DUTY OR
                      OBLIGATION TO DETERMINE, OR ADVISE OR NOTIFY THE FUND OF:
                        (a) THE TAXABLE NATURE OF ANY DISTRIBUTION OR AMOUNT
                    RECEIVED OR DEEMED RECEIVED BY, OR PAYABLE TO, THE FUND; (b)
                    THE TAXABLE NATURE OR EFFECT ON THE FUND OR ITS SHAREHOLDERS
                     OF ANY CORPORATE ACTIONS, CLASS ACTIONS, TAX RECLAIMS, TAX
                        REFUNDS, OR SIMILAR EVENTS; (c) THE TAXABLE NATURE OR
                    TAXABLE AMOUNT OF ANY DISTRIBUTION OR DIVIDEND PAID, PAYABLE
                    OR DEEMED PAID, BY THE FUND TO ITS SHAREHOLDERS; OR (d) THE
                    EFFECT UNDER ANY FEDERAL, STATE, OR FOREIGN INCOME TAX LAWS
                        OF THE FUND MAKING OR NOT MAKING ANY DISTRIBUTION OR
                       DIVIDEND PAYMENT, OR ANY ELECTION WITH RESPECT THERETO.

               ddd.     THE BANK SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE OR
                    EXPENSE, INCLUDING COUNSEL FEES AND OTHER COSTS AND EXPENSES OF A DEFENSE AGAINST ANY CLAIM OR LIABILITY, RESULTING FROM,
                        ARISING OUT OF, OR IN CONNECTION WITH ITS PERFORMANCE
                         HEREUNDER, INCLUDING ITS ACTIONS OR

                                        5
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                         OMISSIONS, THE INCOMPLETENESS OR INACCURACY OF ANY
                     SPECIFICATIONS OR OTHER INFORMATION FURNISHED BY THE FUND,
                       OR FOR DELAYS CAUSED BY CIRCUMSTANCES BEYOND THE BANK'S
                     CONTROL, UNLESS SUCH LOSS, DAMAGE OR EXPENSE ARISES OUT OF
                     THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE BANK. IN
                       NO EVENT SHALL THE BANK BE LIABLE TO THE COMPANY OR ANY
                    THIRD PARTY FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES,
                    OR FOR LOST PROFITS OR LOSS OF BUSINESS, ARISING UNDER OR IN
                    CONNECTION WITH THIS AGREEMENT, EVEN IF PREVIOUSLY INFORMED
                      OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE
                                           FORM OF ACTION.

               eee.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE FUND
                    SHALL INDEMNIFY THE BANK AGAINST AND SAVE THE BANK HARMLESS
                       FROM ANY LOSS, DAMAGE OR EXPENSE, INCLUDING REASONABLE
                       COUNSEL FEES AND OTHER COSTS AND EXPENSES OF A DEFENSE
                    AGAINST ANY CLAIM OR LIABILITY, ARISING FROM ANY ONE OR MORE
                                          OF THE FOLLOWING:

                    a. Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank in writing by any third party described in preceding paragraph 9 hereof or by or on behalf of the Fund;

                    b. Action or inaction taken or omitted to be taken by the Bank pursuant to written instructions of the Fund or otherwise without gross negligence or willful misconduct;

                    c. Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel;

                    d. Any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

                    e. The method of valuation of the Securities and the method of computing each Series' net asset value; or

                    f. Any valuations of Securities or net asset value provided by the Fund.

                                        6
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               fff. IN CONSIDERATION FOR ALL OF THE SERVICES TO BE PERFORMED BY
                     THE BANK AS SET FORTH HEREIN THE BANK SHALL BE ENTITLED TO
                      RECEIVE REIMBURSEMENT FOR ALL OUT-OF-POCKET EXPENSES AND
                    SUCH COMPENSATION AS MAY BE AGREED UPON IN WRITING FROM TIME
                               TO TIME BETWEEN THE BANK AND THE FUND.

               ggg.    ATTACHED HERETO AS APPENDIX B IS A LIST OF PERSONS DULY
                    AUTHORIZED BY THE FUND'S DECLARATION OF TRUST AND BY-LAWS TO
                    EXECUTE THIS AGREEMENT AND GIVE ANY WRITTEN INSTRUCTIONS, OR
                      WRITTEN SPECIFICATIONS, BY OR ON BEHALF OF THE FUND. FROM
                    TIME TO TIME THE FUND MAY DELIVER A NEW APPENDIX B TO ADD OR
                    DELETE ANY PERSON AND THE BANK SHALL BE ENTITLED TO RELY ON
                         THE LAST APPENDIX B ACTUALLY RECEIVED BY THE BANK.

               hhh. THE FUND REPRESENTS AND WARRANTS TO THE BANK THAT IT HAS ALL
                      REQUISITE POWER TO EXECUTE AND DELIVER THIS AGREEMENT, TO
                      GIVE ANY WRITTEN INSTRUCTIONS CONTEMPLATED HEREBY, AND TO
                        PERFORM THE ACTIONS OR OBLIGATIONS CONTEMPLATED TO BE
                       PERFORMED BY IT HEREUNDER, AND HAS TAKEN ALL NECESSARY
                          ACTION TO AUTHORIZE SUCH EXECUTION, DELIVERY, AND
                                            PERFORMANCE.

               iii.  THIS AGREEMENT SHALL NOT BE ASSIGNABLE BY THE FUND WITHOUT
                        THE PRIOR WRITTEN CONSENT OF THE BANK, OR BY THE BANK
                           WITHOUT THE PRIOR WRITTEN CONSENT OF THE FUND.

               jjj. EITHER OF THE PARTIES HERETO MAY TERMINATE THIS AGREEMENT BY
                      GIVING THE OTHER PARTY A NOTICE IN WRITING SPECIFYING THE
                       DATE OF SUCH TERMINATION, WHICH SHALL NOT BE LESS THAN
                      THIRTY (30) DAYS AFTER THE DATE OF GIVING OF SUCH NOTICE.
                       UPON THE DATE SET FORTH IN SUCH NOTICE, THE BANK SHALL
                      DELIVER TO THE FUND ALL RECORDS THEN THE PROPERTY OF THE
                    FUND AND, UPON SUCH DELIVERY, THE BANK SHALL BE RELIEVED OF
                        ALL DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT.

               kkk. THIS AGREEMENT MAY NOT BE AMENDED OR MODIFIED IN ANY MANNER
                       EXCEPT BY WRITTEN AGREEMENT EXECUTED ON BEHALF OF BOTH
                                           PARTIES HERETO.

               lll. THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND ALL
                       LAWS AND RULES OF CONSTRUCTION OF THE STATE OF NEW YORK
                     (OTHER THAN THOSE RELATING TO CHOICE OF LAWS) SHALL GOVERN
                      THE RIGHTS, DUTIES AND OBLIGATIONS OF THE

                                        7
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                    PARTIES HERETO. THE FUND AND THE BANK HEREBY CONSENT TO THE
                    EXCLUSIVE JURISDICTION OF A STATE OR FEDERAL COURTS SITUATED
                      IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY DISPUTE
                      ARISING HEREUNDER. THE FUND HEREBY IRREVOCABLY WAIVES, TO
                         THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY
                     OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
                     OF VENUE OF ANY SUCH PRECEDING BROUGHT IN SUCH A COURT AND
                     ANY CLAIM THAT SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS
                    BEEN BROUGHT IN AN INCONVENIENT FORM. THE FUND AND THE BANK
                     EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL
                     BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING
                                         TO THIS AGREEMENT.

               mmm.     THE PERFORMANCE AND PROVISIONS OF THIS AGREEMENT ARE
                       INTENDED TO BENEFIT ONLY THE BANK AND THE FUND, AND NO
                      RIGHTS SHALL BE GRANTED TO ANY OTHER PERSON BY VIRTUE OF
                                           THIS AGREEMENT.

                                        8
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                     ---------------------------------


                                     By:
                                        --------------------------
                                        Name:
                                        Title:


Attest:


--------------------------

Name:

Title:


                                     THE BANK OF NEW YORK


                                     By:
                                        --------------------------
                                        Name:
                                        Title:


Attest:


--------------------------

                     APPENDIX A TO FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              THE BANK OF NEW YORK
                                       AND

                  ---------------------------------------------

                             i. The Bank of New York (the "Bank"), as agent for __________________ ____________________
                                     (the "Fund"), shall maintain the following records on a daily basis for each Series.

                                       1.   Report of priced portfolio
                                            securities

                                       2.   Statement of net asset value per
                                            share

                             ii. The Bank shall maintain the following records on a monthly basis for each Series:

                                       1.   General Ledger

                                       2.   General Journal

                                       3.   Cash Receipts Journal

                                       4.   Cash Disbursements Journal

                                       5.   Subscriptions Journal

                                       6.   Redemptions Journal

                                       7.   Accounts Receivable Reports

                                       8.   Accounts Payable Reports

                                       9.   Open Subscriptions/Redemption
                                            Reports

                                       10.  Transaction (Securities) Journal

                                       11.  Broker Net Trades Reports

                             iii. The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series.

                                       A-1
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                                     Schedule D shall be produced on an annual
                                     basis for each Series.

     The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

                             iv. For internal control purposes, the Bank uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each
                                     Series:

                                       1.   Securities bought

                                       2.   Securities sold

                                       3.   Interest received

                                       4.   Dividends received

                                       5.   Capital stock sold

                                       6.   Capital stock redeemed

                                       7.   Other income and expenses

     All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

                                       A-2
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                                   APPENDIX B

     I, __________________, of _____________________, a Delaware statutory trust
(the "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Board of Trustees of the Fund to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

NAME                        POSITION                    SIGNATURE
                            President and
                            Chief Executive Officer
-------------------                                     -------------------

                            Secretary
-------------------                                     -------------------

                            Treasurer and
                            Chief Financial Officer
-------------------                                     -------------------

                            Vice President
-------------------                                     -------------------

                            Vice President and
                            Assistant Secretary
-------------------                                     -------------------

                            Employee of Advisor
-------------------                                     -------------------

                            Employee of Advisor
-------------------                                     -------------------

                                   SCHEDULE I

                                     SERIES